EXHIBIT 99.1












           NBT BANCORP INC. NON-EMPLOYEE DIRECTOR, DIVISIONAL DIRECTOR
                    AND SUBSIDIARY DIRECTOR STOCK OPTION PLAN
              (AS AMENDED AND RESTATED EFFECTIVE OCTOBER 22, 2001)



                                  OCTOBER 2001














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                                TABLE OF CONTENTS

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SECTION 1 - PURPOSE AND DEFINITIONS...............................................................................2
SECTION 2 - ADMINISTRATION........................................................................................3
SECTION 3 - ELIGIBILITY...........................................................................................4
SECTION 4 - SHARES OF STOCK SUBJECT TO THIS PLAN..................................................................4
SECTION 5 - GRANTS OF OPTIONS.....................................................................................4
SECTION 6 - TERMS AND CONDITIONS OF OPTIONS.......................................................................5
SECTION 7 - USE OF PROCEEDS.......................................................................................9
SECTION 8 - LISTING AND REGISTRATION OF SHARES....................................................................9
SECTION 9 - GOVERNING LAW AND REQUIRED GOVERNMENTAL...............................................................9
SECTION 10 - ACCELERATION OF EXERCISABILITY UPON CHANGE OF CONTROL................................................9
SECTION 11 - CAPITAL ADJUSTMENTS.................................................................................10
SECTION 12 - CLAIM TO OPTION, OWNERSHIP, OR RIGHTS TO BE RETAINED................................................11
SECTION 13 - UNSECURED OBLIGATION................................................................................11
SECTION 14 - EXPENSES OF PLAN....................................................................................11
SECTION 15 - RELIANCE ON REPORTS.................................................................................11
SECTION 16 - INDEMNIFICATION.....................................................................................11
SECTION 17 - AMENDMENT AND TERMINATION...........................................................................12
SECTION 18 - PLAN BINDING ON SUCCESSORS..........................................................................12
SECTION 19 - RATIFICATION OF ACTIONS.............................................................................12
SECTION 20 - INVALIDITY OR UNENFORCEABILITY......................................................................12
SECTION 21 - EFFECTIVE DATE OF PLAN..............................................................................12

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           NBT BANCORP INC. NON-EMPLOYEE DIRECTOR, DIVISIONAL DIRECTOR
                    AND SUBSIDIARY DIRECTOR STOCK OPTION PLAN
              (AS AMENDED AND RESTATED EFFECTIVE OCTOBER 22, 2001)

                       SECTION 1 - PURPOSE AND DEFINITIONS

         (a) Purpose. The purpose of the NBT BANCORP INC. NON-EMPLOYEE DIRECTOR, DIVISIONAL DIRECTOR AND SUBSIDIARY DIRECTOR STOCK OPTION PLAN is to provide a means whereby NBT BANCORP INC. may, through the grant to Non-Employee Directors and Non-Employee Divisional Directors of Options under a formula, attract and retain such Non-Employee Directors and Non-Employee Divisional Directors and motivate such Non-Employee Directors and Non-Employee Divisional Directors to exercise their best efforts on behalf of the Company and the Related Corporations.

         (b) Definitions.

         (i) Board means the Board of Directors of the Company.

         (ii) Common Stock means the common stock of the Company, par value $.01 per share.

         (iii) Code means the Internal Revenue Code of 1986, as amended, or any similar statute hereafter enacted.

         (iv) Committee means the Compensation and Benefits Committee of the Board which Committee shall consist of not fewer than three Regulatory Non-Employee Directors. Each member of the Committee, while serving as such, shall be deemed to be acting in his or her capacity as a director.

         (v) Company means NBT BANCORP INC., a Delaware corporation, with its principal office located at 52 South Broad Street, Norwich, New York 13815.

         (vi) Expiration Date means the date the term of a Non-Employee Director's or Non-Employee Divisional Director's Option expires.

         (vii) Fair Market Value means the average of the twelve prices representing (A) the highest quoted selling prices of the Common Stock on the National Market System of NASDAQ during each of the six days including the date of grant and each of the five preceding trading days prior to the date of grant and (B) the lowest quoted selling prices of the Common Stock on the National Market System of NASDAQ during each of the six days including the date of grant and each of the five preceding trading days prior to the date of grant. If there is no sale reported on the National Market System of NASDAQ for any particular date within that six-day period, then selling prices for that date shall be dropped from the average and there shall be added, to the selling prices used in calculating Fair Market Value, the selling prices for that number of the most recent preceding trading day or days on which sales were reported on the National Market System of NASDAQ so that the number of trading days used in calculating the average selling price shall equal six trading days.

         (viii) Non-Employee Director means a director of the Company or of a Related Corporation who is not an employee of the Company or any Related Corporation.

         (ix) Non-Employee Divisional Director means a director of a division of NBT Bank, National Association or of a Related Corporation but only if such director is not an employee of the Company or any Related Corporation.

         (x) Option means a non-qualified stock option, i.e., a stock option that does not qualify as an incentive stock option within the meaning of section 422 of the Code. The term "Option" shall also include a "Reload Option," as such term is defined in Section 6(l).



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



         (xi) Option Agreement means a written document evidencing the grant of an Option, as described in Section 6(k).

         (xii) Optionee means a Non-Employee Director or a Non-Employee Divisional Director to whom an Option has been granted under the Plan.

         (xiii) Parent Corporation means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         (xiv) Plan means the NBT BANCORP INC. NON-EMPLOYEE DIRECTOR, DIVISIONAL DIRECTOR AND SUBSIDIARY DIRECTOR STOCK OPTION PLAN.

         (xv) Regulatory Non-Employee Director means a director of the Company or of a Related Corporation who:

                  (A) Is not currently an officer (as defined in 17 CFR 240.16a-1(f)) of, or otherwise currently employed by, the Company or a parent or subsidiary of the Company within the meaning of 17 CFR 240.16b-3(b)(3);

                  (B) Does not receive compensation, either directly or indirectly, from the Company or a parent or subsidiary of the Company within the meaning of 17 CFR 240.16b-3(b)(3) for services rendered as a consultant or in any other capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required under 17 CFR 229.404(a);

                  (C) Does not possess an interest in any other transaction for which disclosure would be required pursuant to 17 CFR 229.404(a); and

                  (D) Is not engaged in a business relationship for which disclosure would be required pursuant to 17 CFR 229.404(b).

         (xvi) Related Corporation means either a Subsidiary of the Company (whether or not in existence at the time the Plan is adopted) or a Parent Corporation of the Company.

         (xvii) Retirement means the termination of a Non-Employee Director's or Non-Employee Divisional Director's service as a director or divisional director of the Company or of a Related Corporation on or after his or her attainment of age 70.

         (xvii) Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 2 - ADMINISTRATION

         The Plan shall be administered by the Committee. The Committee shall have full authority, subject to the terms of the Plan, to interpret the Plan. Subject to the terms of the Plan, the Committee may correct any defect, supply any omission, and reconcile any inconsistency in this Plan and in any Option granted hereunder in the manner and to the extent it shall deem desirable. The Committee also shall have the authority to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to amend, modify, or rescind any such rules and regulations, and to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations, and interpretations shall be final, binding and conclusive upon the Company, its stockholders, and all Non-Employee Directors and Non-Employee



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Divisional Directors (including former Non-Employee Directors and former
Non-Employee Divisional Directors), upon their respective legal representatives, beneficiaries, successors, and assigns, and upon all other persons claiming under or through any of them. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted hereunder. The Committee shall act by majority vote of all members taken at a meeting of the Committee or by the written affirmation of a majority of its members without a meeting.

SECTION 3 - ELIGIBILITY

         The persons who shall be eligible to receive Options under the Plan shall be the Company's and Related Corporation's Non-Employee Directors and Non-Employee Divisional Directors.

                SECTION 4 - SHARES OF STOCK SUBJECT TO THIS PLAN

         Subject to adjustment as provided in Section 11 hereof, 500,000 shares of Common Stock shall be available for the grant of Options under the Plan, which shares of Common Stock may be authorized but unissued shares of Common Stock or reacquired shares of Common Stock, as the Company shall determine.

         If any Option granted under the Plan expires or otherwise terminates or is cancelled, in whole or in part, for any reason whatever (including, without limitation, the Non-Employee Director's or Non-Employee Divisional Director's surrender thereof) without having been exercised, the shares of Common Stock subject to the unexercised portion of such Option shall be available for the granting of Options under the Plan as fully as if such shares of Common Stock had never been subject to an Option.

SECTION 5 - GRANTS OF OPTIONS

         (a)      Initial Grant.

                  (i) Non-Employee Directors of Company. Effective on the first regularly scheduled Board meeting in 2001 (i.e., January 22, 2001) (the "Original Effective Date"), each Non-Employee Director of the Company was automatically granted an Option to purchase 1,000 shares of Common Stock, subject to adjustment pursuant to Section 11.

                  (ii) Non-Employee Directors and Non-Employee Divisional Directors of NBT Bank, National Association. On the Original Effective Date, each Non-Employee Director and each Non-Employee Divisional Director of NBT Bank, National Association was automatically granted an Option to purchase 500 shares of Common Stock, subject to adjustment pursuant to Section 11.

                  (iii) Non-Employee Directors and Non-Employee Divisional Directors of Related Corporation other than NBT Bank, National Association. On the Original Effective Date, each Non-Employee Director and each Non-Employee Divisional Director of a Related Corporation other than NBT Bank, National Association was automatically granted an Option to purchase 250 shares of Common Stock, subject to adjustment pursuant to Section 11.

         (b)      Subsequent Grants.

                  (i) Non-Employee Directors of Company. On the first regularly scheduled Board meeting in each year following 2001, each Non-Employee Director of the Company shall automatically be granted an Option to purchase that number of shares of Common Stock equal to 1,000 multiplied by a fraction, the denominator of which is the number of regularly scheduled Board meetings held during the calendar year preceding the date of grant and the numerator of which is the number of regularly scheduled Board meetings actually attended by such Non-Employee Director during such preceding calendar year, subject to adjustment pursuant to Section 11.

                  (ii) Non-Employee Directors of NBT Bank, National Association and Non-Employee Divisional Directors of NBT Bank, National Association.



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         (A) Non-Employee Directors of NBT Bank, National Association. On the
first regularly scheduled NBT Bank, National Association Board of Directors meeting in each year following 2001, each Non-Employee Director of NBT Bank, National Association shall automatically be granted an Option to purchase that number of shares of Common Stock equal to 500 multiplied by a fraction, the denominator of which is the number of NBT Bank, National Association regularly scheduled Board of Director meetings held during the calendar year preceding the date of grant and the numerator of which is the number of NBT Bank, National Association regularly scheduled Board of Director meetings actually attended by such Non-Employee Director during such preceding calendar year, subject to adjustment pursuant to Section 11.

         (B) Non-Employee Divisional Directors of NBT Bank, National Association. On the first regularly scheduled NBT Bank, National Association Divisional Director meeting in each year following 2001, each Non-Employee Divisional Director of NBT Bank, National Association shall automatically be granted an Option to purchase that number of shares of Common Stock equal to 500 multiplied by a fraction, the denominator of which is the number of NBT Bank, National Association regularly scheduled Divisional Director meetings held during the calendar year preceding the date of grant and the numerator of which is the number of NBT Bank, National Association regularly scheduled Divisional Director meetings actually attended by such Non-Employee Divisional Director during such preceding calendar year, subject to adjustment pursuant to Section 11.

         (iii) Non-Employee Directors and Non-Employee Divisional Directors of Related Corporation other than NBT Bank, National Association.

         (A) Non-Employee Directors of Related Corporation other than NBT Bank, National Association. On the first regularly scheduled Related Corporation Board of Directors meeting in each year following 2001, each Non-Employee Director of a Related Corporation other than NBT Bank, National Association, shall automatically be granted an Option to purchase that number of shares of Common Stock equal to 250 multiplied by a fraction, the denominator of which is the number of such Related Corporation regularly scheduled Board of Director meetings held during the calendar year preceding the date of grant and the numerator of which is the number of Related Corporation regularly scheduled Board of Director meetings actually attended by such Non-Employee Director during such preceding calendar year, subject to adjustment pursuant to Section 11.

         (B) Non-Employee Divisional Directors of Related Corporation other than NBT Bank, National Association. On the first regularly scheduled Related Corporation Divisional Director meeting in each year following 2001, each Non-Employee Divisional Director of a Related Corporation other than NBT Bank, National Association, shall automatically be granted an Option to purchase that number of shares of Common Stock equal to 250 multiplied by a fraction, the denominator of which is the number of such Related Corporation regularly scheduled Divisional Director meetings held during the calendar year preceding the date of grant and the numerator of which is the number of Related Corporation regularly scheduled Divisional Director meetings actually attended by such Non-Employee Divisional Director during such preceding calendar year, subject to adjustment pursuant to Section 11.

For purposes of Section 5(a) and (b), presence at a Board meeting or a Board of Directors meeting or a Divisional Directors meeting for purposes of determining whether a quorum is present at such meeting shall constitute attendance at any such meeting.

                   SECTION 6 - TERMS AND CONDITIONS OF OPTIONS

         Options granted pursuant to the Plan shall be subject to the following terms and conditions:

         (a) Number of Shares. The number of shares of Common Stock to which an Option pertains shall be the number provided by Section 5 on the date of grant of such Option (subject to adjustment pursuant to Section 11).

         (b) Price. The Option exercise price per share of Common Stock under each Option granted under the Plan shall be the greater of 100% of the Fair Market Value of the shares of Common Stock, or the par value thereof, on the date such Option is granted.


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         (c) Term. Subject to earlier termination as provided in Section 6(e),
(f), (g), (h) and (m) below and in Section 11(b) hereof, the term of each Option shall be ten years from the date of grant.

         (d) Exercise. Options shall be exercisable in installments commencing one year after the date of grant in accordance with the following schedule:

                     YEARS AFTER                        EXERCISABLE
                     DATE OF GRANT                      PORTION
                     -------------                      -------

                           1                                  40%
                           2                                  60%
                           3                                  80%
                           4                                 100%


Except as otherwise provided in Section 6(e), (f), (g) and (h) below, Options shall only be exercisable by a Non-Employee Director or a Non-Employee Divisional Director while he or she remains a Non-Employee Director or a Non-Employee Divisional Director. Subject to Section 6(e), (f), (g), (h) and (m) below, any shares of Common Stock the right to the purchase of which has accrued under an Option may be purchased at any time up to the expiration or termination of the Option. Options may be exercised, in whole or in part, from time to time by giving written notice of exercise to the Treasurer or Secretary of the Company at its principal office, specifying the number of shares of Common Stock to be purchased and accompanied by payment in full of the aggregate price for such shares of Common Stock. Only full shares of Common Stock shall be delivered, and any fractional share of Common Stock which might otherwise be deliverable upon exercise of an Option granted hereunder shall be forfeited. The Option exercise price shall be payable:

                  (i)      In cash or its equivalent;

                  (ii) Unless in the opinion of counsel to the Company to do so may result in a possible loss of an exemption from short-swing profit liability by the transfer, in whole or in part, of Common Stock newly acquired upon exercise of an Option or Common Stock previously acquired by the Non-Employee Director or Non-Employee Divisional Director, provided the previously acquired Common Stock so transferred has been held by the Non-Employee Director or Non-Employee Divisional Director for more than six (6) months on the date of exercise. In the event such Option exercise price is paid, in whole or in part, with Common Stock, the portion of the Option exercise price so paid shall equal the Fair Market Value of the Common Stock so surrendered (determined in accordance with Section 1(b)(vii), but on the date of exercise rather than on the date of grant); or

                  (iii) By permitting the Non-Employee Director or Non-Employee Divisional Director to deliver a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the Option.

         (e) Expiration of Term or Removal of Non-Employee Director as a Director or Removal of Non-Employee Divisional Director as a Divisional Director.

                  (i) Non-Employee Director. If a Non-Employee Director's service as a director of the Company and all Related Corporations terminates prior to the Expiration Date of the Non-Employee Director's Option for any reason (such as, without limitation, failure to be re-elected by the stockholders) other than those reasons set forth in Section 6(f), (g), (h) and
(m) below, such Option may be exercised by the Non-Employee Director, to the extent of the number of shares of Common Stock with respect to which the Non-Employee Director could have exercised it on the day prior to the date of such termination of service as a director, at any time prior to the earlier of:
(i) the Expiration Date of such Option, or (ii) the date twelve months after the date of such termination of service as a director.

                  (ii) Non-Employee Divisional Director. If a Non-Employee Divisional Director's service as a divisional director of all Related Corporations terminates prior to the Expiration Date of the Non-Employee



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Divisional Director's Option for any reason other than those reasons set forth in Section 6(f), (g), (h) and (m) below, such Option may be exercised by the Non-Employee Divisional Director, to the extent of the number of shares of Common Stock with respect to which the Non-Employee Divisional Director could have exercised it on the day prior to the date of such termination of service as a divisional director, at any time prior to the earlier of: (i) the Expiration Date of such Option, or (ii) the date twelve months after the date of such termination of service as a divisional director.

         (f) Disability of Non-Employee Director or Non-Employee Divisional Director.

                  (i) Non-Employee Director. If a Non-Employee Director shall become disabled (within the meaning of section 22(e)(3) of the Code) during the period in which he or she is a director of the Company and, if he or she is a director of one or more Related Corporations, of each such Related Corporation and, prior to the Expiration Date of the Non-Employee Director's Option, his or her position as a director of the Company and, if he or she is a director of one or more Related Corporations, of each such Related Corporation is terminated as a consequence of such disability, such Option may be exercised, in full, by the Non-Employee Director at any time prior to the Expiration Date of such Option. In the event of the Non-Employee Director's legal disability, such Option may be so exercised by the Non-Employee Director's legal representative.

                  (ii) Non-Employee Divisional Director. If a Non-Employee Divisional Director shall become disabled (within the meaning of section 22(e)(3) of the Code) during the period in which he or she is a divisional director of a Related Corporation and, prior to the Expiration Date of the Non-Employee Divisional Director's Option, his or her position as a divisional director of such Related Corporation is terminated as a consequence of such disability, such Option may be exercised, in full, by the Non-Employee Divisional Director at any time prior to the Expiration Date of such Option. In the event of the Non-Employee Divisional Director's legal disability, such Option may be so exercised by the Non-Employee Divisional Director's legal representative.

         (g) Death of Non-Employee Director or Non-Employee Divisional Director.

                  (i) Non-Employee Director. If a Non-Employee Director ceases to be a director of the Company or of a Related Corporation by reason of his or her death prior to the Expiration Date of the Non-Employee Director's Option, or if a Non-Employee Director who ceases to be a director for reasons described in
Section 6(e), (f) and (h) shall die following his or her ceasing to be a director of the Company and, if he or she was a director of one or more Related Corporations, of each such Related Corporation but prior to the earlier of the Expiration Date of such Option or expiration of the period specified in Section 6(e), (f) or (h), such Option may be exercised, in full, by the Non-Employee Director's estate, personal representative or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Non-Employee Director, at any time prior to the Expiration Date of such Option (which, in the case of death following a termination of service as director of the Company and, if he or she was a director of one or more Related Corporations, of each such Related Corporation pursuant to Section 6(e), (f) or
(h), shall be deemed to mean the expiration of the exercise period specified therein).

                  (ii) Non-Employee Divisional Director. If a Non-Employee Divisional Director ceases to be a divisional director of a Related Corporation by reason of his or her death prior to the Expiration Date of the Non-Employee Divisional Director's Option, or if a Non-Employee Divisional Director who ceases to be a director for reasons described in Section 6(e) (f) or (h) shall die following his or her ceasing to be a divisional director of such Related Corporation but prior to the earlier of the Expiration Date of such Option or expiration of the period specified in Section 6(e), (f) or (h), such Option may be exercised, in full, by the Non-Employee Divisional Director's estate, personal representative or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Non-Employee Divisional Director, at any time prior to the Expiration Date of such Option (which, in the case of death following a termination of service as divisional director of such Related Corporation pursuant to Section 6(e), (f) or (h), shall be deemed to mean the expiration of the exercise period specified therein).

         (h) Retirement of Non-Employee Director or Non-Employee Divisional Director.

                  (i) Non-Employee Director. If a Non-Employee Director ceases to be a director of the Company and of all Related Corporations by reason of his


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or her Retirement prior to the Expiration Date of the Non-Employee Director's
Option, such Option may be exercised, in full, by the Non-Employee Director at any time prior to the Expiration Date of such Option.

                  (ii) Non-Employee Divisional Director. If a Non-Employee Divisional Director ceases to be a divisional director of the Company and of all Related Corporations by reason of his or her Retirement prior to the Expiration Date of the Non-Employee Divisional Director's Option, such Option may be exercised, in full, by the Non-Employee Divisional Director at any time prior to the Expiration Date of such Option.

         (i) Transferability. Except as provided in the following sentence, no Option shall be assignable or transferable by any Non-Employee Director or Non-Employee Divisional Director otherwise than by will or by the laws of descent and distribution. The Committee may, in its discretion, authorize all or a portion of an Option to be granted on terms which permit transfer by the Non-Employee Director or Non-Employee Divisional Director to (i) the spouse, children, or grandchildren of the Non-Employee Director or Non-Employee Divisional Director ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer, (y) the Option Agreement pursuant to which such Option is granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section, and (z) subsequent transfers of the Option shall be prohibited other than by will or the laws of descent and distribution. A transferred Option shall be subject to the same terms and conditions as were applicable to the Option immediately prior to transfer. The events of termination of service under this Section applicable to Non-Employee Directors and Non-Employee Divisional Directors shall be applicable to holders of a transferred Option; the provisions of Section 6(e), (f), (g), (h) and (m) shall be applicable to a transferred Option.

         (j) Rights as a Stockholder. A Non-Employee Director or Non-Employee Divisional Director shall have no rights as a stockholder with respect to any shares of Common Stock covered by an Option until the issuance of a stock certificate representing such shares of Common Stock.

         (k) Option Agreements. Options granted under the Plan shall be evidenced by an Option Agreement, in such form, as the Committee shall, from time to time, approve. The Option Agreement shall contain such provisions, not inconsistent with the provisions of the Plan, as the Committee shall deem advisable. As soon as practicable after the grant of an Option, each Non-Employee Director and each Non-Employee Divisional Director receiving such grant shall enter into, and be bound by the terms of, such Option Agreement.

         (l) Reload Options.

         (i) Except as otherwise provided herein, for each share of Common Stock purchased by an Optionee upon the exercise of an Option pursuant to the Plan, the Optionee, if he or she is, at the time of exercise, a current Non-Employee Director or a Non-Employee Divisional Director shall receive a replacement option (a "Reload Option") to purchase another share of Common Stock at the Fair Market Value of such share of Common Stock, determined in accordance with
Section 1(b)(vii), but on the date of grant of the Reload Option.

         (ii) A Reload Option shall become exercisable two years after the date of its grant, provided the Optionee is then a Non-Employee Director or retired Non-Employee Director or a Non-Employee Divisional Director or a retired Non-Employee Divisional Director, shall be exercisable for the same number of years that was originally assigned to the Option which such Reload Option replaced, and shall be subject to the terms and conditions of the Option Agreement, provided such terms and conditions are not inconsistent with the terms of the Plan.

         (iii) No Reload Option shall be granted upon exercise of a Reload
Option.

         (m)  Termination of Service for Cause.

                  (i) If an Optionee's service as a director of the Company or of a Related Corporation shall terminate for "cause," as defined below, all Options held by such Optionee at the date of such termination shall be deemed forfeited, immediately terminated, and rendered null and void. If an Optionee's


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service as a divisional director of a Related Corporation shall terminate for
"cause," as defined below, all Options held by such Optionee at the date of such termination shall be deemed forfeited, immediately terminated, and rendered null and void.

                  (ii) Termination of an Optionee's service as a director of the Company or of a Related Corporation or termination of an Optionee's service as a divisional director of a Related Corporation for "cause" shall mean termination because, and only because, the Optionee committed an act of fraud, embezzlement, or theft constituting a felony or an act intentionally against the interests of the Company or of a Related Corporation which causes the Company or a Related Corporation material injury. Notwithstanding the foregoing, the Optionee shall not be deemed to have been terminated for cause unless and until there shall have been delivered to the Optionee a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (exclusive of the Optionee) of the entire membership of the Board (exclusive of the Optionee) at a meeting of the Board called and held for the purpose (after reasonable notice to the Optionee and an opportunity for the Optionee, together with Optionee's counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Optionee was guilty of conduct constituting cause as defined above and specifying the particulars thereof in detail.

SECTION 7 - USE OF PROCEEDS

         The proceeds from the sale of the Common Stock upon exercise of Options shall be added to the general funds of the Company and used for its corporate purposes.

                 SECTION 8 - LISTING AND REGISTRATION OF SHARES

         Each Option shall be subject to the requirement that, if at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the Option or shares of Common Stock covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the exercise thereof, or that action by the Company or by the Non-Employee Director or by the Non-Employee Divisional Director should be taken in order to obtain an exemption from any such requirement, no such Option may be exercised, in whole or in part, unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Company. Without limiting the generality of the foregoing, each Non-Employee Director or his or her legal representative or beneficiary and each Non-Employee Divisional Director or his or her legal representative or beneficiary may also be required to give satisfactory assurance that shares of Common Stock acquired upon exercise of an Option are being acquired for investment and not with a view to distribution, and certificates representing such shares of Common Stock may be legended accordingly.

SECTION 9 - GOVERNING LAW AND REQUIRED GOVERNMENTAL AND STOCK EXCHANGE APPROVAL

         (a) Governing Law. The operation of, and the rights of Non-Employee Directors and of Non-Employee Divisional Directors under, the Plan, the Option Agreements, and any Options granted hereunder shall be governed by the laws of the State of Delaware.

         (b) Issuance of Shares subject to Required Governmental and Stock Exchange Approval. Shares shall not be issued under the Plan except upon approval of proper governmental agencies or stock exchanges as may be required.

       SECTION 10 - ACCELERATION OF EXERCISABILITY UPON CHANGE OF CONTROL

         (a) Full Exercisability on Change of Control. Immediately upon the occurrence of a Change of Control of the Company, all Options shall immediately become exercisable in full, including that portion of any Option that had not theretofore become exercisable.

         (b) Definition of Change of Control. A "Change of Control" of the Company shall mean:

         (i) A change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A as in effect


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

on the date hereof pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred at such time as any Person hereafter becomes the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30 percent or more of the combined voting power of the Company's Voting Securities; or

         (ii) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or

         (iii) There shall be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which Voting Securities would be converted into cash, securities, or other property, other than a merger of the Company in which the holders of Voting Securities immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions), of all, or substantially all of the assets of the Company, provided that any such consolidation, merger, sale, lease, exchange or other transfer consummated at the insistence of an appropriate banking regulatory agency shall not constitute a Change of Control; or

         (iv) Approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company.

         (c) Definition of Person. For purposes of these "Change of Control" provisions, the term "Person" shall mean and include any individual, corporation, partnership, group, association, or other "person," as such term is used in Section 14(d) of the Exchange Act, other than the Company, a Related Corporation or any employee benefit plan(s) sponsored by the Company or a Related Corporation.

         (d) Definition of Voting Securities. The term "Voting Securities" shall mean the Company's outstanding securities ordinarily having the right to vote at elections of directors.

                        SECTION 11 - CAPITAL ADJUSTMENTS

         The number of shares of Common Stock which may be issued under the Plan, and the maximum number of shares of Common Stock with respect to which Options may be granted during a specified period to any Non-Employee Director or Non-Employee Divisional Director under the Plan, as stated in Section 4 hereof, and the number of shares of Common Stock issuable upon exercise of outstanding Options under the Plan (as well as the Option price per share of Common Stock under such outstanding Options), shall, subject to the provisions of section 424(a) of the Code, be adjusted to reflect any stock dividend, stock split, share combination, or similar change in the capitalization of the Company. Notwithstanding the foregoing, no adjustment shall be made in connection with the sale by the Company of its Common Stock in the open market in an SEC-registered offering or in a privately-placed exempt offering or the issuance by the Company of Common Stock pursuant to the Company's Automatic Dividend Reinvestment and Stock Purchase Plan or the Employees' Stock Ownership Plan or the Employee Stock Purchase Plan or of any warrants, rights, or options to acquire additional shares of Common Stock or of securities convertible into Common Stock.

         In the event of a corporate transaction (as that term is described in section 424(a) of the Code and the Treasury Regulations issued thereunder as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), each outstanding Option shall be assumed by the surviving or successor corporation or by a parent or subsidiary of such corporation if such corporation is the employer corporation (as provided in section 424(a) of the Code and the Treasury Regulations thereunder); provided, however, that, in the event of a proposed corporate transaction, the Committee may terminate all or a portion of the outstanding Options if it determines that such termination is in the best interests of the Company. If the Committee decides to terminate outstanding Options, the Committee shall give each Non-Employee Director and each Non-Employee Divisional Director holding an Option to be terminated not less than seven days' notice prior to any such termination by reason of such a corporate transaction, and any such Option which is to be so terminated may be exercised (if and only to the extent that it is then exercisable) up to, and including the date immediately preceding such termination. Further,



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

the Committee, in its discretion, may accelerate, in whole or in part, the date on which any or all such Options become exercisable.

SECTION 12 - CLAIM TO OPTION, OWNERSHIP, OR RIGHTS TO BE RETAINED AS A DIRECTOR OR DIVISIONAL DIRECTOR

         No Non-Employee Director, Non-Employee Divisional Director or other person shall have any claim or right to be granted Options under this Plan other than as specifically provided herein. No Optionee, prior to issuance of the Common Stock, shall be entitled to voting rights, dividends, or other rights of stockholders except as otherwise provided in this Plan. Neither this Plan nor any other action taken hereunder shall be construed as giving any director any right to be retained as a director of the Company or of a Related Corporation or as giving any divisional director any right to be retained as a divisional director of a Related Corporation.

                        SECTION 13 - UNSECURED OBLIGATION

         Optionees under this Plan shall not have any interest in any fund or specific asset of the Company by reason of this Plan. No trust fund shall be created in connection with this Plan or any award thereunder, and there shall be no required funding of amounts, which may become payable to any Optionee.

SECTION 14 - EXPENSES OF PLAN

         The expenses of administering the Plan shall be borne by the Company.

                        SECTION 15 - RELIANCE ON REPORTS

         Each member of the Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and the Related Corporations and upon any other information furnished in connection with the Plan by any person or persons other than himself or herself. In no event shall any person who is or shall have been a member of the Committee or of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action, including the furnishing of information, taken or failure to act, if in good faith.

SECTION 16 - INDEMNIFICATION

         Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he may be involved by reason of any action taken or failure to act, in good faith, under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.


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


                     SECTION 17 - AMENDMENT AND TERMINATION

         Unless this Plan shall theretofore have been terminated as hereinafter provided, no Options may be granted after January 31, 2011. The Board may terminate this Plan or modify or amend this Plan in such respect as it shall deem advisable, provided, however, that the Board may not without further approval by the Company's stockholders (a) increase the aggregate number of shares of Common Stock as to which Options may be granted under the Plan, except as provided in Section 11, (b) change the class of persons eligible to receive Options, (c) change the provisions of the Plan regarding the Option price, (d) extend the period during which Options may be granted, (e) extend the maximum period after the date of grant during which Options may be exercised or (f) change the provision in the Plan as to the qualification for membership on the Committee. No termination or amendment of the Plan may, without the consent of a person to whom an Option shall theretofore have been granted, adversely affect the rights of such person under such Option.

                     SECTION 18 - PLAN BINDING ON SUCCESSORS

         The Plan shall be binding upon the successors and assigns of the Company.

                      SECTION 19 - RATIFICATION OF ACTIONS

         By accepting any Option or other benefit under the Plan, each Optionee or other person claiming under or through such Optionee shall be conclusively deemed to have indicated such person's acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board, or the Committee.

                   SECTION 20 - INVALIDITY OR UNENFORCEABILITY

         If any term or provision of the Plan is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms and provisions will remain in full force and effect and will in no way be affected, impaired, or invalidated.

                       SECTION 21 - EFFECTIVE DATE OF PLAN

         The Plan was adopted by the Board on December 18, 2000 to become effective on January 22, 2001, provided the Plan was approved by the stockholders of the Company within twelve (12) months following the date of adoption of the Plan by the Board. Since the Plan was approved by the Company's stockholders on May 3, 2001, the Plan became effective on January 22, 2001.

         The effective date of the Plan, as amended and restated herein, is October 22, 2001, the date the Plan, as amended and restated herein, was adopted by the Board.


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